Important Notice Regarding the Annual Meeting of Stockholders and Availability of Proxy Materials for the Stockholder Meeting to be held on 5/21/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement / Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 5/7/08.

To request material:   Internet: www.proxyvote.com   Telephone: 1-800-579-1639     **E-mail: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

350 PARK AVENUE, 21ST FLOOR
NEW YORK, NY 10022

MFA MORTGAGE INVESTMENTS, INC.

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (New York City Time) on May 20, 2008. Have your notice or proxy card in hand when you access the web site and follow the instructions.

Go to WWW.PROXYVOTE.COM. Use the telephone number provided on the web site to vote up until 11:59 P.M. (New York City Time) on May 20, 2008. Have your notice or proxy card in hand when you call and follow the instructions.

Follow the above instructions to request a paper copy of the proxy materials which will include a proxy card to vote by mail.

Many stockholder meetings have attendance requirements. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

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Notice of Meeting
Meeting Location
The 2008 Annual Meeting for stockholders of MFA Mortgage Investments,
Inc. as of 3/25/08 is to be held on 5/21/08 at 10:00 am (New York City Time)

at:	The New York Palace Hotel 455 Madison Avenue New York, NY

__________________________________________

The purpose of this meeting is to consider the voting items described in the Proxy Statement.

For meeting directions: Please call 212-888-7000
or visit
www.newyorkpalace.com/location/map.html

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1.	Election of Class I Directors.

Nominees:

01) Stephen R. Blank
02) Edison C. Buchanan

2.	Ratification of the appointment of Ernst & Young LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2008.

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